                                                                 EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-42509 and 333-66409 on Form S-8 and Registration Statement No. 333-57871 on Form S-3 of Ramco-Gershenson Properties Trust of our report dated February 16, 1999, appearing in this Annual Report on Form 10-K of Ramco-Gershenson Properties Trust for the year ended December 31, 1998.

Deloitte & Touche LLP
Detroit, Michigan
March 17, 1999